UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a – 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RANCON REALTY FUND IV, A CALIFORNIA LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 5, 2014

Dear Rancon Realty Fund IV Limited Partner:

On April 21, 2014, we sent you a Consent Solicitation Statement and a Consent Form for Rancon Realty Fund IV.

As of today, Preferred Partnership Services has not received your signed and dated Consent Form.

For your convenience, I have enclosed an additional Consent Form for you to complete, and a Business Reply envelope for your use in returning the form.

You may also fax the form to 925-341-0167, or scan it and e-mail it to proxy@myinvestment.com.

If you have any questions regarding the Consent Solicitation Statement or if you need assistance completing the Consent Form, please call Preferred Partnership Services, toll-free, at 888-909-7774 and the staff will be happy to help you in any way they can.

Sincerely,

Rancon Financial Corporation

Daniel L. Stephenson

General Partners

Enclosure